statuts coordonnés de “MILLICOM INTERNATIONAL CELLULAR S.A.” - 1 | P a g e Maître Danielle KOLBACH, notaire à Junglinster (Grand-Duché de Luxembourg) “MILLICOM INTERNATIONAL CELLULAR S.A.” société anonyme siège social: 148-150, boulevard de la Pétrusse L-2330 Luxembourg (Grand-Duché de Luxembourg) R.C.S. Luxembourg B 40630 (la “Société”) La Société a été constituée suivant acte reçu par Maître Joseph KERSCHEN, alors notaire de résidence à Luxembourg-Eich (Grand-Duché de Luxembourg), le 16 juin 1992, publié au Mémorial C, Recueil Spécial des Sociétés et Associations, numéro 395, en date du 11 septembre 1992, et les statuts (les “Statuts”) ont été modifiés à plusieurs reprises et dernièrement suivant actes reçus par: • Maître Danielle KOLBACH, notaire alors de résidence à Redange-sur-Attert (Grand- Duché de Luxembourg), en date du 4 mai 2018, publié au Recueil Electronique des Sociétés et Associations, (“RESA”), le 22 mai 2018 sous le numéro RESA_2018_112; • Maître Danielle KOLBACH, notaire de résidence à Junglinster (Grand-Duché de Luxembourg): - en date du 7 janvier 2019, publié au RESA, le 6 février 2019 sous le numéro RESA_2019_031; et - en date du 28 février 2022, publié au RESA, le 29 mars 2022 sous le numéro RESA_2022_067; - en date du 17 juin 2022, publié au RESA, le 1er juillet 2022 sous le numéro RESA_2022_137; - en date du 28 juin 2022, publié au RESA, le 13 juillet 2022 sous le numéro RESA_2022_145; - en date du 23 mai 2024, publié au RESA, le 3 juin 2024 sous le numéro RESA_2024_126; - en date du 21 mai 2025 (assemblée générale extraordinaire avec refonte des statuts), publié au RESA, le 27 juin 2025 sous le numéro RESA_2025_137; et - en date du 21 mai 2025 (constat de réduction de capital), publié au RESA, le 4 juillet 2025 sous le numéro RESA_2025_143. STATUTS COORDONNÉS suite au constat de réduction de capital du 21 mai 2025 (actuellement en vigueur) UPDATED ARTICLES OF ASSOCIATION following the statement of capital decrease as of May 21, 2025 (currently in force)

statuts coordonnés de “MILLICOM INTERNATIONAL CELLULAR S.A.” - 2 | P a g e Maître Danielle KOLBACH, notaire à Junglinster (Grand-Duché de Luxembourg) CHAPTER I. FORM, NAME, REGISTERED OFFICE, OBJECT, DURATION Article 1. Form, Name. There is hereby established among the subscribers and all those who may become owners of the shares hereafter created the Company in the form of a public limited liability company (société anonyme) which will be governed by the laws of the Grand Duchy of Luxembourg (“Luxembourg”), notably the Luxembourg law of 10 August 1915 on commercial companies, as amended (the “Law”), article 1832 of the Luxembourg Civil Code, as amended, and the present articles of association (the “Articles”). The Company will exist under the name of “MILLICOM INTERNATIONAL CELLULAR S.A.”. Article 2. Registered Office. The Company will have its registered office in Luxembourg-City. The registered office of the Company may be transferred to any other place within Luxembourg by a resolution of the board of directors of the Company (the “Board”, its members being the “Director(s)”). In the event the Board determine that extraordinary political, economic or social developments have occurred or are imminent that would interfere with the normal activities of the Company at its registered office or with the ease of communications with such office or between such office and persons abroad, the registered office may be temporarily transferred abroad until the complete cessation of the abnormal circumstances. Such temporary measures will have no effect on the nationality of the Company, which, notwithstanding the temporary transfer of the registered office, will remain a Luxembourg company. Such temporary measures will be taken and notified to any interested parties by one of the bodies or persons entrusted with the daily management of the Company. Article 3. Purposes. The Company's purpose is to engage in all transactions pertaining directly or indirectly to the acquisition and holding of participating interests, in any form whatsoever, in any Luxembourg or foreign business enterprise, including but not limited to, the administration, management, control and development of any such enterprise. The Company may, in connection with the foregoing purposes, (i) acquire or sell by way of subscription, purchase, exchange or in any other manner any equity or debt securities or other financial instruments representing ownership rights, claims or assets issued by, or offered or sold to, any public or private issuer, (ii) issue any debt instruments exercise any rights attached to the foregoing securities or financial instruments, and (iii) grant any type of direct or indirect assistance, in any form, to or for the benefit of subsidiaries, affiliates or other companies in which it holds a participation directly or indirectly, including but not limited to loans, guarantees, credit facilities, technical assistance. In a general fashion the Company may carry out any commercial, industrial or financial operation and engage in such other activities as the Company deems necessary, advisable,

statuts coordonnés de “MILLICOM INTERNATIONAL CELLULAR S.A.” - 3 | P a g e Maître Danielle KOLBACH, notaire à Junglinster (Grand-Duché de Luxembourg) convenient, incidental to, or not inconsistent with, the accomplishment and development of the foregoing. Article 4. Duration. The Company is formed for an unlimited duration. CHAPTER II.- CAPITAL, SHARES. Article 5. Corporate Capital. The Company has an authorized capital of three hundred million United States dollars (USD 300,000,000) divided into two hundred million (200,000,000) shares with a par value of one United States dollar fifty cents (USD 1.50) each. The Company has an issued capital of two hundred and fifty-three million five hundred thousand United States dollars (USD 253,500,000) represented by one hundred and sixty-nine million (169,000,000) shares with a par value of one United States dollar and fifty cents (USD 1.50) each, fully paid-in. The authorized capital of the Company may be increased or reduced by a resolution of the shareholders of the Company (the “Shareholder(s)”) adopted in the manner required by the Law for amendment of these Articles. The Board is authorized and empowered to: (i) realize any increase of the issued capital within the limits of the authorized capital in one or several successive tranches, by issuing of new shares, against payment in cash or in kind, by conversion of claims, integration of distributable reserves or premium reserves, or in any other manner; (ii) determine the place and date of the issue or the successive issues, the issue price, the terms and conditions of the subscription of and paying up on the new shares; and (iii) remove or limit the preferential subscription right of the Shareholders in case of issue of shares against payment in cash to a maximum of new shares representing 5% of the then outstanding shares (including shares held in treasury by the Company itself). This authorization is valid until 4 May 2023, and it may be renewed by an extraordinary general meeting of the Shareholders for those shares of the authorized corporate capital which up to then will not have been issued by the Board. Following each increase of the corporate capital realized and duly stated in the form provided for by the Law, the first paragraph of this article 5 will be modified so as to reflect the actual increase; such modification will be recorded in authentic form by the Board or by any person duly authorized and empowered by it for this purpose. Article 6. Shares. The shares will be in the form of registered shares. The Company's shares may be held in electronic format in accordance with the requirements of the stock exchanges on which the Company's shares may be listed from time to time or may be represented by physical share certificates. Every holder of shares shall be entitled, without payment, to receive one registered certificate

statuts coordonnés de “MILLICOM INTERNATIONAL CELLULAR S.A.” - 4 | P a g e Maître Danielle KOLBACH, notaire à Junglinster (Grand-Duché de Luxembourg) for all such shares or to receive several certificates for one or more of such shares upon payment for every certificate after the first of such reasonable out-of-pocket expenses as the Board may from time to time determine. A registered holder who has transferred part of the shares comprised in his registered holding shall be entitled to a certificate for the balance without charge. Share certificates shall be signed by two Directors. But such signatures may be either manual, or printed, or by facsimile. The Company may issue temporary share certificates in such form as the Board may from time to time determine. Shares of the Company shall be registered in the register of the Shareholders which shall be kept by the Company or by one or more persons designated therefor by the Company; such register shall contain the name of each holder, his residence or elected domicile and the number of shares held by him. Every transfer and devolution of a share shall be entered in the register of the Shareholders. The shares shall be freely transferable. Transfer of shares shall be effected by delivering the certificate or certificates representing the same to the Company along with an instrument of transfer satisfactory to the Company or by written declaration of transfer inscribed in the register of the Shareholders, dated and signed by the transferor, or by persons holding suitable powers of attorney to act therefore. Every Shareholder must provide the Company with an address to which all notices and announcements from the Company may be sent. Such address will also be entered in the register of the Shareholders. In the event that such Shareholder does not provide such an address, the Company may permit a notice to this effect to be entered in the register of the Shareholders and the Shareholder's address will be deemed to be at the registered office of the Company, or such other address as may be so entered by the Company from time to time, until another address shall be provided to the Company by such Shareholder. The Shareholder may, at any time, change his address as entered in the register of the Shareholders by means of a written notification to the Company at its registered office or at such other address as may be set by the Company from time to time and notice thereof given to the Shareholders. The Company will recognise only one holder of a share of the Company. In the event of joint ownership, the Company may suspend the exercise of any right deriving from the relevant share until one person shall have been designated to represent the joint owners vis-a-vis the Company. If any Shareholder can prove to the satisfaction of the Company that his share certificate has been mislaid, lost, stolen or destroyed, then, at his request, a duplicate certificate may be issued under such conditions as the Company may determine subject to applicable provisions of the Law. Mutilated share certificates may be exchanged for new ones on the request of any Shareholder. The mutilated certificates shall be delivered to the Company and shall be annulled immediately.

statuts coordonnés de “MILLICOM INTERNATIONAL CELLULAR S.A.” - 5 | P a g e Maître Danielle KOLBACH, notaire à Junglinster (Grand-Duché de Luxembourg) The Company may repurchase its shares of common stock using a method approved by the Board of the Company in accordance with the Law and the rules of the stock exchange(s) on which the Company's common stock may be listed from time to time. The Board is authorized to cancel the repurchased shares of common stock. CHAPTER III.- BOARD, STATUTORY AUDITORS. Article 7. Board. The Company will be administered by a Board composed of at least 6 (six) members. Members of the Board need not be shareholders of the Company. The Directors, and the chair of the Board (the “Chair”), will be elected by the general meeting of shareholders (“General Meeting”), which will determine their number, for a period not exceeding 6 (six) years, and they will hold office until their successors are elected. Where a legal person is appointed as a director (the “Legal Entity”), the Legal Entity must designate a natural person as permanent representative (représentant permanent) who will represent the Legal Entity as a member of the Board in accordance with article 441-3 of the Law. In the event of a vacancy on the Board, the remaining Directors may meet and may elect by majority vote a director to fill such vacancy until the next General Meeting. Article 8. Meetings of the Board. The Board may choose a secretary, who need not be a director, and who shall be responsible for keeping minutes of the meetings of the Board and of the resolutions passed at the General Meeting. The Board will meet upon call by the Chair. A meeting of the board must be convened if any two Directors so require. The Chair shall preside at all meetings of the Board of the Company, except that in his absence the Board may elect by a simple majority of the Directors present another Director or a duly qualified third party as Chair of the relevant meeting. Except in cases of urgency or with the prior consent of all those entitled to attend, at least 3 (three) days' written notice of board meetings shall be given. Any such notice shall specify the time and place of the meeting and the nature of the business to be transacted. No such written notice is required if all the members of the Board are present or represented during the meeting and if they state to have been duly informed, and to have had full knowledge of the agenda of the meeting. The written notice may be waived by the consent in writings, whether in original, by telefax, or e-mail to which an electronic signature (which is valid under the Law) is affixed, of each member of the Board. Separate written notice shall not be required for meetings that are held at times and places determined in a schedule previously adopted by resolution of the Board. Every Board meeting shall be held in Luxembourg or at such other place as the Board may from time to time determine. Any member of the Board may act at any meeting of the Board by appointing in writing, whether in original, by telefax, or e-mail to which an electronic signature (which is valid under the

statuts coordonnés de “MILLICOM INTERNATIONAL CELLULAR S.A.” - 6 | P a g e Maître Danielle KOLBACH, notaire à Junglinster (Grand-Duché de Luxembourg) Law) is affixed, another Director as his or her proxy. A quorum of the Board shall be the presence of 4 (four) of the Directors holding office. Decisions will be taken by the affirmative votes of a simple majority of the Directors present or represented. Notwithstanding the foregoing, a resolution of the Board may also be passed in writing. Such resolution shall be unanimously approved by the Directors and shall consist of one or several documents containing the resolutions either (i) signed manually or electronically by means of an electronic signature which is valid under Luxembourg law or (ii) agreed upon via a consent in writing by e-mail to which an electronic signature (which is valid under Luxembourg law) is affixed. The date of such a resolution shall be the date of the last signature or, if applicable, the last consent. Any Director may participate in a meeting of the Board by conference call, video conference or similar means of communication equipment whereby (i) the Directors attending the meeting can be identified, (ii) all persons participating in the meeting can hear and speak to each other, (iii) the transmission of the meeting is performed on an on-going basis and (iv) the directors can properly deliberate, and participating in a meeting by such means shall constitute presence in person at such meeting. A meeting of the Board held by such means of communication will be deemed to be held in Luxembourg. Article 9. Minutes of meetings of the Board. The minutes of any meeting of the Board will be signed by the Chair of the meeting. Any proxies will remain attached thereto. Copies or extracts of such minutes of board meetings or written resolutions passed by the Board which may be produced in judicial proceedings or otherwise will be executed by the Chair, any Chair of the relevant meeting of the Board or any two members of the Board. Article 10. Powers of the Board. The Board is vested with the broadest powers to perform all acts necessary or useful for accomplishing the corporate object of the Company. All powers not expressly reserved by the Law or by the present Articles to the General Meeting are in the competence of the Board. Article 11. Delegation of Powers. The Board may delegate the daily management of the Company and the representation of the Company within such daily management to one or more Directors, officers, executives, employees or other persons who may but need not be Shareholders, or delegate special powers or proxies, or entrust determined permanent or temporary functions to persons or agents chosen by it. Article 12. Directors' Remuneration. Each of the Directors will be entitled to fees for acting as such at such rate as may from time to time be determined by resolution of the General Meeting. Any Director to whom is delegated daily management or who otherwise hold executive office will also be entitled to receive such

statuts coordonnés de “MILLICOM INTERNATIONAL CELLULAR S.A.” - 7 | P a g e Maître Danielle KOLBACH, notaire à Junglinster (Grand-Duché de Luxembourg) remuneration (whether by way of salary, participation in profits or otherwise and including pension salary and including pension contributions) as the Board may from time to time decide. Article 13. Conflict of Interests. No contract or other transaction between the Company and any other person shall be affected or invalidated by the fact that any director, officer or employee of the Company has a personal interest in, or is a Director, officer or employee of such other person, except that (x) such contract or transaction shall be negotiated on an arms' length basis on terms no less favourable to the Company than could have been obtained from an unrelated third party and, in the case of a director, the director shall abstain from voting on any matters that pertain to such contract or transaction at any meeting of the Board of the Company, and (y) any such personal interest shall be fully disclosed to the Company by the relevant director, officer or employee. In the event that any director or officer of the Company may have any personal interest in any transaction of the Company, he shall make known to the board such personal interest and shall not consider or vote on any such transaction, and such transaction and such director's or officer's interest therein shall be reported to the next General Meeting. Article 14. Indemnification. The Company shall indemnify any director or officer and his/her heirs, executors and administrators for any damages, compensations and costs to be paid by him/her and any expenses reasonably incurred by him/her as a consequence of, or in connection with any action, suit or proceeding to which he/she may be a party by reason of him/her being or having been a director or officer of the Company, or, at the request of the Company, of any other company of which the Company is a shareholder or creditor, except in relation to matters as to which he/she shall be finally judged in such action, suit or proceeding to be liable for gross negligence or wilful misconduct; in the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Company is advised by its legal counsel that the person to be indemnified did not commit such breach of duty. The foregoing right of indemnification shall not exclude other rights to which he/she may be entitled. The indemnification by the Company shall include the right of the Company to pay or reimburse a defendant's reasonable legal costs before any proceeding or investigation against the defendant shall have resulted in a final judgment, settlement or conclusion, provided the Company's Directors shall have determined in good faith that the defendant's actions did not constitute wilful and deliberate violations of the Law and shall have obtained the relevant legal advice to that effect. Article 15. Representation of the Company. The Company will be bound towards third parties by the joint signatures of any two Directors or by the individual signature of the person to whom the daily management of the Company has been delegated, within such daily management, or by the joint signatures or single signature of any persons to whom such signatory power has been delegated by the board, but only within the

statuts coordonnés de “MILLICOM INTERNATIONAL CELLULAR S.A.” - 8 | P a g e Maître Danielle KOLBACH, notaire à Junglinster (Grand-Duché de Luxembourg) limits of such power. Article 16. Auditors. The supervision of the operations of the Company is entrusted to one or more auditors who need not be Shareholders. The auditors will be elected by the General Meeting by a simple majority of the votes present or represented at such General Meeting, which will determine their number, for a period not exceeding (6) six years. They will hold office until their successors are elected. They are re-eligible, but they may be removed at any time, with or without cause, by a resolution adopted by a simple majority of the Shareholders present or represented at the General Meeting. CHAPTER IV.- MEETINGS OF SHAREHOLDERS. Article 17. Powers of the General Meeting. Any regularly constituted General Meeting of the Company represents the entire body of the Shareholders. It has the powers conferred upon it by the Law. Article 18. The Board will determine in the convening notice the formalities to be observed by each Shareholder for admission to a General Meeting. Article 19. Annual General Meeting. The annual General Meeting will be held in Luxembourg within six (6) months as of close of the relevant financial year, at the registered office of the Company or at such other place in Luxembourg as may be specified in the notice convening the annual General Meeting. The chair of the annual General Meeting shall be elected by the Shareholders. Article 20. Other General Meetings. Such General Meetings must be convened by the Board of the Company if the Shareholders representing at least ten percent (10%) of the Company's issued share capital so require. Article 21. Procedure, Vote. The Shareholders will meet upon call by the Board or the auditor or the auditors made in the forms provided for by the Law. The notice will contain the agenda of the General Meeting. If all the Shareholders are present or represented at the General Meeting and if they state that they have been informed of the agenda of the General Meeting, the General Meeting may be held without prior notice. A Shareholder may act at any General Meeting by appointing another person who need not be a Shareholder as its proxy in writing whether in original, by telefax, or e-mail to which an electronic signature (which is valid under the Law) is affixed. The Shareholders may vote in writing (by way of voting bulletins) on resolutions submitted to the General Meeting provided that the written voting bulletins include (i) the last name, first name, address and the signature of the relevant Shareholder, (ii) the indication of the shares for which the Shareholder will exercise such right, (iii) the agenda as set forth in the convening notice and (iv) the voting instructions (approval, refusal, abstention) for each point of the agenda. In order to

statuts coordonnés de “MILLICOM INTERNATIONAL CELLULAR S.A.” - 9 | P a g e Maître Danielle KOLBACH, notaire à Junglinster (Grand-Duché de Luxembourg) be taken into account, the original or electronic copy of the voting bulletins must be received by the Company within the time period set by the Company's Board, or, absent any time period set by the Board, at least 72 (seventy-two) hours before the relevant General Meeting. The Board may authorise and arrange for the Shareholders to exercise their voting rights and participate in a General Meeting by means of a video conference or by electronic means ensuring their identification. Such means must satisfy technical characteristics which ensure effective participation in the meeting whose deliberations shall be transmitted without interruption. The participation of Shareholders and the exercise of their voting rights by electronic means shall ensure notably any, some or all of the following forms of participation: a) a real-time transmission of the Shareholders' General Meeting; b) a real-time two-way communication enabling Shareholders to address the General Meeting from a remote location; and c) a mechanism for casting votes, whether before or during the General Meeting, without the need to appoint a proxy who is physically present at the General Meeting. Any Shareholder who participates in a General Meeting through such means shall be deemed to be present at the place of the General Meeting for the purposes of the quorum and majority requirements. The use of such means allowing the Shareholders to take part in the General Meeting may be subject only to such requirements as are necessary to ensure the identification of the Shareholders and the security of the communication, and only to the extent that they are proportionate to achieving such objectives. The Board may determine the electronic and video conference means referred to above in this Article 21 para. 5 and all other conditions that must be fulfilled in order to take part in the General Meeting in accordance with any applicable law. The Shareholders shall be entitled at each General Meeting to one vote for every share. No quorum is required for the General Meeting and resolutions are adopted at such General Meeting by a simple majority of the votes cast. Unless otherwise required under the Law, an extraordinary General Meeting convened to amend any provisions of the Articles or the withdrawal of the Company's shares from public listing in going-private transaction, shall not validly deliberate unless at least one half of the share capital is represented and the agenda indicates the proposed amendments to the Articles. If the first of these conditions is not satisfied, a second extraordinary General Meeting may be convened, in the manner prescribed by the Articles or by the Law. The second extraordinary General Meeting shall validly deliberate regardless of the proportion of capital represented. At both extraordinary General Meetings, resolutions, in order to be adopted, must be adopted by a two-third majority of the votes cast. Copies or extract of the minutes of the General Meetings to be produced in court will be signed by the Chair or by any two Directors. CHAPTER V. FINANCIAL YEAR, DISTRIBUTION OF PROFITS Article 22. Financial Year.

statuts coordonnés de “MILLICOM INTERNATIONAL CELLULAR S.A.” - 10 | P a g e Maître Danielle KOLBACH, notaire à Junglinster (Grand-Duché de Luxembourg) The Company's financial year begins on the first day of January and ends on the last day of December in every year, except that the first financial year will begin on the date of formation of the Company and will end on the last day of December 1992. The Board shall prepare annual accounts in accordance with the requirements of the Law and accounting practice. Article 23. Appropriation of Profits. From the annual net profits of the Company, five per cent (5%) shall be allocated to the reserve required by the Law. That allocation will cease to be required as soon and for as long as such reserve amounts to ten per cent (10%) of the aggregate par value of the issued capital of the Company. Upon recommendation of the Board, the General Meeting determines how the remainder of the annual net profits will be disposed of. It may decide to allocate the whole or part of the remainder to a reserve or to a provision reserve, to carry it forward to the next following financial year or to distribute it to the Shareholders as dividend. Subject to the conditions fixed by the Law, the Board may pay out an advance payment on dividends. The Board fixes the amount and the date of payment of any such advance payment. Dividends may also be paid out of unappropriated net profits brought forward from prior years. Dividends shall be paid in United States Dollars or by free allotment of shares of the Company or otherwise in specie as the Directors may determine, and may be paid at such times as may be determined by the Board. Payment of dividends shall be made to holders of shares at their addresses in the register of Shareholders. No interest shall be due against the Company on dividends declared but unclaimed. The Shareholders are entitled to share in the profits of the Company pro rata to the paid up par value of their shareholding. CHAPTER VI.- DISSOLUTION, LIQUIDATION. Article 24. Dissolution, Liquidation. The Company may be dissolved by a decision taken in a General Meeting resolving at the same conditions as to a quorum of presence and majority as those imposed by article 20 of the Articles. Should the Company be dissolved, the liquidation will be carried out by one or more liquidators appointed by the General Meeting, which will determine their powers and their compensation. The shares carry a right to a repayment (from the assets available for distribution to the Shareholders) of the nominal capital paid up in respect of such shares and the right to share in surplus assets on a winding up of the Company pro rata to the par value paid up on such shares. CHAPTER VII.- APPLICABLE LAW Article 25. Applicable Law. All matters not governed by these Articles shall be determined in accordance with the Law.

statuts coordonnés de “MILLICOM INTERNATIONAL CELLULAR S.A.” - 11 | P a g e Maître Danielle KOLBACH, notaire à Junglinster (Grand-Duché de Luxembourg)                  Follows the French version of the foregoing text, being understood that in case of discrepancies, the English text will prevail Suit la version française du texte qui précède, étant entendu qu'en cas de divergences le texte anglais prévaudra                  CHAPITRE Ier. - FORME, DENOMINATION, SIEGE, OBJET, DUREE. Article 1. Forme, Dénomination. Il est formé par les présentes entre les souscripteurs et tous ceux qui deviendront propriétaires des actions ci-après créées une société sous forme de société anonyme qui sera régie par les lois du Grand-Duché de Luxembourg (“Luxembourg”), notamment la loi du 10 août 1915 sur les sociétés commerciales, telle que modifiée (la “Loi”), l'article 1832 du Code civil, tel que modifié et les présents statuts (les “Statuts”). La Société adopte la dénomination “MILLICOM INTERNATIONAL CELLULAR S.A.”. Article 2. Siège social. Le siège social de la Société est établi à Luxembourg-ville. Il peut être transféré dans tout autre endroit du Luxembourg par une décision du conseil d'administration (le “Conseil”, ses membres étant les “Administrateurs” et individuellement l'“Administrateur”). Au cas où le Conseil estimerait que des événements extraordinaires d'ordre politique, économique ou social de nature à compromettre l'activité normale au siège social ou la communication aisée avec ce siège ou entre ce siège et l'étranger se sont produits ou sont imminents, il pourra transférer temporairement le siège social à l'étranger jusqu'à cessation complète de ces circonstances anormales. Ces mesures provisoires n'auront aucun effet sur la nationalité de la Société, laquelle, nonobstant ce transfert provisoire du siège, restera luxembourgeoise. Pareilles mesures temporaires seront prises et portées à la connaissance des tiers par l'un des organes exécutifs de la Société ayant qualité de l'engager pour les actes de gestion courante et journalière. Article 3. Objet. L'objet pour lequel la Société est constituée est de s'engager dans toute opération relevant directement ou indirectement de l'acquisition de participations dans toute entreprise commerciale, y compris, mais sans que cette énumération soit limitative, l'administration, la gestion, le contrôle et le développement de toute entreprise, et de s'engager dans toutes autres opérations dans lesquelles une société de droit luxembourgeois peut s'engager. La Société peut, en relation avec l'objet susmentionné, (i) acquérir ou vendre par la souscription, l'achat, l'échange ou tout autre procédé, des actions ou obligations ou tout autre

statuts coordonnés de “MILLICOM INTERNATIONAL CELLULAR S.A.” - 12 | P a g e Maître Danielle KOLBACH, notaire à Junglinster (Grand-Duché de Luxembourg) instrument financier représentant des droits de propriété, créances ou actifs émis par, offerts ou vendus au public ou à un émetteur privé, (ii) émettre des instruments de dette et émettre des droits attachés aux actions et obligations mentionnées ci-dessus ou aux instruments financiers, et (iii) accorder tout type d'assistance directe ou indirecte, sous toute forme, à ou pour le bénéfice de succursales, filiales, ou tout autre type de société dans lesquelles elle détient directement ou indirectement une participation, y compris de manière non-exhaustive des prêts, garanties, facilités de crédit, assistance technique. D'une manière générale, la Société peut effectuer toutes les opérations commerciales, industrielles ou financières et accomplir toute autre activité qu'elle jugera utiles à l'accomplissement et au développement de son objet social susmentionné. Article 4. Durée. La Société est constituée pour une durée illimitée. CHAPITRE II.- CAPITAL, ACTIONS. Article 5. Capital social. La Société a un capital autorisé de trois cent millions de dollars des Etats-Unis (300.000.000 USD) divisé en deux cent millions (200.000.000) actions d’une valeur nominale d’un dollar des Etats- Unis d’Amérique cinquante cents (1,50 USD) chacune. La Société a un capital social émis de deux cent cinquante-trois millions cinq cent mille dollars des Etats-Unis (253.500.000,- USD), représenté par cent soixante-neuf millions (169.000.000) actions d’une valeur nominale d’un dollar des Etats- Unis d’Amérique cinquante cents (1,50 USD) chacune, entièrement libérées. Le capital autorisé de la Société peut être augmenté ou réduit par décision des actionnaires de la Société (les “Actionnaires”) adoptée de la manière requise par la Loi pour la modification de ces Statuts. Le Conseil est autorisé à et mandaté pour : (i) procéder à toute augmentation du capital émis dans les limites du capital autorisé en une ou plusieurs tranches successives, par émission de nouvelles actions, ayant pour contrepartie le paiement en espèces ou en nature, par la conversion de dettes, l'intégration de réserves distribuables ou de réserves de prime d'émission, ou de toute autre manière ; (ii) fixer le lieu et la date d'émission ou des émissions successives, le prix d'émission, les conditions et modalités de souscription et de libération des actions nouvelles ; et (iii) supprimer ou limiter le droit préférentiel de souscription des Actionnaires en cas d'émission d'actions contre paiement en espèces, jusqu'à un nombre total maximum d'actions nouvelles représentant 5% des actions déjà émises (ce y compris les actions propres détenues par la Société). Cette autorisation est valable jusqu’au 4 mai 2023, et elle pourra être renouvelée par décision de l'assemblée générale extraordinaire des Actionnaires pour les actions du capital social autorisé qui n'auront pas jusqu'alors été émises par le Conseil. À la suite de chaque augmentation de capital réalisée et dûment constatée dans la forme

statuts coordonnés de “MILLICOM INTERNATIONAL CELLULAR S.A.” - 13 | P a g e Maître Danielle KOLBACH, notaire à Junglinster (Grand-Duché de Luxembourg) prévue par la Loi, le premier alinéa de cet article 5 sera modifié de manière à refléter l’augmentation ; une telle modification sera constatée par acte notarié par le Conseil ou par toute personne dûment autorisée et mandatée par celui-ci a cette fin. Article 6. Actions. Les actions sont sous forme nominative. Les actions de la Société peuvent être détenues sous forme électronique en accord avec les règles des bourses de valeurs sur lesquelles les actions de la Société peuvent être cotées de temps à autre, ou peuvent être représentées par des certificats physiques. Chaque Actionnaire aura le droit de recevoir gratuitement un certificat nominatif représentant ses actions ou de recevoir plusieurs certificats représentant une ou plusieurs de ses actions après paiement, pour chaque certificat émis après l'établissement du premier certificat, des frais raisonnables que le Conseil arrête de temps à autres. Un actionnaire nominatif qui transfère une partie des actions comprises dans sa participation nominative aura droit sans frais à un certificat représentant le solde de ses actions. Les certificats d'actions seront signés par deux Administrateurs. Les signatures peuvent être soit manuelles, soit imprimées, soit par facsimile. La Société peut émettre des certificats d'actions temporaires dans la forme que le Conseil détermine de temps à autre. Les actions de la Société seront enregistrées dans le registre des Actionnaires qui sera tenu par la Société ou par une ou plusieurs personnes désignées à cet effet par la Société ; ce registre renseigne le nom de chaque actionnaire, son adresse ou domicile élu et le nombre d'actions détenues par lui. Toute cession ou dévolution d'une action sera inscrite dans le registre des Actionnaires. Les actions seront librement cessibles. La cession d'actions sera effectuée par la délivrance à la Société du ou des certificats représentant celles-ci à l'appui du document de cession dans une forme satisfaisant la Société ou par une déclaration de cession écrite inscrite au registre des Actionnaires, datée et signée par le cessionnaire, ou par les personnes détenant les pouvoirs de représentation appropriés à cet effet. Tout Actionnaire est tenu de fournir à la Société une adresse à laquelle toute notification et tout avis de la Société pourront être envoyés. Cette adresse sera inscrite dans le registre des Actionnaires. Au cas où un Actionnaire ne fournirait pas une telle adresse, la Société pourra autoriser l'inscription d'une mention à cet effet dans le registre des Actionnaires et l'adresse de l'Actionnaire sera censée être au siège social de la Société, ou à telle autre adresse que la Société mentionnera de temps à autre dans le registre des Actionnaires, jusqu'à ce qu'une autre adresse soit fournie à la Société par cet Actionnaire. L'Actionnaire pourra, à tout moment, changer son adresse inscrite au registre des Actionnaires au moyen d'une communication écrite envoyée à la Société à son siège social ou à toute autre adresse indiquée de temps à autre par la Société par avis donné aux Actionnaires.

statuts coordonnés de “MILLICOM INTERNATIONAL CELLULAR S.A.” - 14 | P a g e Maître Danielle KOLBACH, notaire à Junglinster (Grand-Duché de Luxembourg) La Société ne reconnaitra qu'un propriétaire par action émise par la Société. Dans le cas d'une copropriété, la Société pourra suspendre l'exercice de tout droit lié à l'action concernée jusqu'à ce qu'une personne soit désignée pour représenter les copropriétaires envers la Société. Si un Actionnaire peut établir à suffisance de droit envers la Société que son certificat d'action a été détourné, perdu, volé ou détruit, un duplicata pourra lui être délivré à sa demande aux conditions déterminées par la Société sous réserve des dispositions applicables de la Loi. Les certificats d'actions endommagés pourront être échangés contre des certificats nouveaux à la demande de tout Actionnaire. Les certificats endommagés seront remis à la Société et annulés immédiatement. La Société peut racheter ses propres actions selon une méthode approuvée par le Conseil en accord avec la Loi et les règles des bourses de valeurs auxquelles les actions de la Société peuvent être cotées de temps à autre. Le Conseil est autorisé à annuler ses propres actions rachetées. CHAPITRE III.- CONSEIL, COMMISSAIRE AUX COMPTES. Article 7. Conseil. La Société est administrée par un Conseil composé de 6 (six) membres au moins. Les membres du Conseil n'ont pas besoin d'être actionnaires de la Société. Les Administrateurs et le/la président(e) du Conseil (le/la “Président(e)”) seront élus par l’assemblée générale des actionnaires (l’“Assemblée Générale”), qui déterminera leur nombre, pour une période n’excédant pas 6 (six) années, et ils resteront en fonction jusqu’à ce que leurs successeurs soient élus. Quand une personne morale sera nommée administrateur (la “Personne Morale”), la Personne Morale devra désigner une personne physique (représentant permanent) qui devra représenter la Personne Morale comme membre du Conseil conformément à l’article 441-3 de la Loi. En cas de vacance d’une ou de plusieurs places d’Administrateurs, les Administrateurs restants ont le droit d’élire par un vote majoritaire un autre Administrateur jusqu’à la prochaine Assemblée Générale. Article 8. Réunions du Conseil. Le Conseil peut choisir un secrétaire, qui ne doit pas être Administrateur et qui sera responsable de la rédaction des procès-verbaux des réunions du Conseil et des résolutions prises lors des Assemblées Générales. Le Conseil se réunira sur convocation du/de la Président(e). Une réunion du Conseil doit être convoquée si deux Administrateurs le demandent. Le/la Président(e) présidera toutes les réunions du Conseil, mais en son absence le Conseil désignera à la majorité simple des Administrateurs présents un autre Administrateur ou un tiers dûment qualifié comme Président(e) de la réunion concernée. Avis écrit de toute réunion du Conseil sera donné à tous les Administrateurs au moins 3 (trois) jours avant la date prévue pour la réunion, sauf s'il y a urgence ou avec l'accord de tous ceux qui ont droit d'assister à cette réunion. La convocation indiquera le lieu de la réunion et en contiendra

statuts coordonnés de “MILLICOM INTERNATIONAL CELLULAR S.A.” - 15 | P a g e Maître Danielle KOLBACH, notaire à Junglinster (Grand-Duché de Luxembourg) l'ordre du jour. Une telle convocation n'est pas requise si tous les membres du Conseil sont présents ou représentés à l'occasion de la réunion et s'ils précisent qu'ils ont été dûment informés, et avoir eu pleine connaissance de l'ordre du jour de la réunion. La nécessité d'une convocation peut être supprimée si les membres y consentent par écrit, que ce soit par un original, un fax, ou un e- mail sur lequel une signature électronique (valide selon le droit luxembourgeois) est apposée, de chaque membre du Conseil. Une convocation écrite séparée ne sera pas requise pour les réunions qui sont tenues à des moments et des lieux déterminés dans une annexe adoptée antérieurement par une résolution du Conseil. Toute réunion du Conseil se tiendra à Luxembourg ou à tout autre endroit que le Conseil peut de temps à autres arrêter. Tout membre du Conseil peut agir à n'importe quelle réunion du Conseil en nommant par écrit, que ce soit par un original, un fax, ou un courriel sur lequel une signature électronique (valide selon le droit luxembourgeois) est apposée, un autre Administrateur comme son mandataire. Le quorum du conseil d'administration est constitué par la présence de 4 (quatre) des Administrateurs en exercice. Les décisions sont prises à la majorité simple des voix des Administrateurs présents ou représentés. Nonobstant ce qui précède, une résolution du Conseil pourra aussi être adoptée par écrit. Une telle résolution devra être approuvée unanimement par les Administrateurs et consistera en un ou plusieurs documents contenant les résolutions soit (i) signées manuellement ou électroniquement par le biais d'une signature électronique valable en droit luxembourgeois ou (ii) convenues par un consentement écrit par email auquel une signature électronique (valable en droit luxembourgeois) est apposée. La date de cette résolution sera la date de la dernière signature ou, selon le cas, du dernier accord. Chaque Administrateur pourra participer à une réunion du Conseil par conférence téléphonique, visio-conférence ou tout autre moyen de communication similaire par lequel (i) les Administrateurs présents à la réunion peuvent être identifiés, (ii) toutes les personnes participant à la réunion peuvent entendre et parler à chacun d'entre eux, (iii) la transmission de la réunion est réalisée de manière ininterrompue et (iv) les Administrateurs peuvent débattre comme il se doit, et participent à une réunion par tout moyen qui équivaut à une présence physique à la réunion. Une réunion du Conseil tenue par de tels moyens de communication sera réputée avoir été tenue à Luxembourg. Article 9. Procès-verbaux des réunions du Conseil. Les procès-verbaux de toute réunion du Conseil seront signés par le/la Président(e). Les procurations resteront annexées aux procès-verbaux. Les copies ou extraits de ces procès-verbaux ainsi que des résolutions circulaires adoptées par le Conseil, destinés à servir en justice ou ailleurs, seront signés par le/la Président(e), tout(e) président(e) de la réunion du Conseil concernée ou par deux membres du Conseil. Article 10. Pouvoirs du Conseil. Le Conseil a les pouvoirs les plus larges pour accomplir tous les actes nécessaires ou utiles à

statuts coordonnés de “MILLICOM INTERNATIONAL CELLULAR S.A.” - 16 | P a g e Maître Danielle KOLBACH, notaire à Junglinster (Grand-Duché de Luxembourg) la réalisation de l'objet social de la Société. Tous les pouvoirs qui ne sont pas réservés expressément à l'Assemblée Générale par la Loi ou les présents statuts sont de la compétence du Conseil. Article 11. Délégation de pouvoirs. Le Conseil peut déléguer la gestion journalière de la Société ainsi que la représentation de la Société en ce qui concerne cette gestion à un ou plusieurs Administrateurs, directeurs, fondés de pouvoirs, employés ou autres agents qui n'auront pas besoin d'être Actionnaires, ou conférer des pouvoirs ou mandats spéciaux ou des fonctions permanentes ou temporaires à des personnes ou agents de son choix. Article 12. Rémunération des Administrateurs. Chaque Administrateur aura droit à une rémunération pour l'exercice de ses fonctions d'Administrateur au taux qui sera déterminé de temps à autre par l'Assemblée Générale. Un Administrateur à qui est déléguée la gestion journalière ou qui exerce par ailleurs des fonctions exécutives aura également droit à une rémunération (que ce soit sous la forme d'un salaire, d'une participation aux profits ou autrement y compris une pension de retraite, et une contribution à une pension de retraite) telle que le Conseil pourra arrêter de temps à autre. Article 13. Conflits d'Intérêts. Aucun contrat ni aucune transaction que la Société pourra conclure avec un tiers ne pourra être affecté ou invalide par le fait qu'un Administrateur, directeur ou employé de la Société ait un intérêt personnel ou soit un Administrateur, directeur ou employé de ce tiers, tant que (x) ce contrat ou transaction sera négocié de plein gré à des termes non moins favorables pour la Société que ceux qui auraient pu être obtenus d'une partie tierce, et dans le cas d'un administrateur, celui-ci devra s'abstenir de voter sur tout sujet qui concerne ce contrat ou cette transaction à toute réunion du Conseil de la Société, et (y) tout intérêt personnel sera notifié à la Société par l'Administrateur, le directeur ou l'employé concerné. Au cas où un Administrateur ou fondé de pouvoirs aurait un intérêt personnel dans une transaction de la Société, il en avisera le Conseil et il ne pourra prendre part aux délibérations ou émettre un vote au sujet de cette opération, et cette transaction ainsi que l'intérêt personnel de l'Administrateur ou du fondé de pouvoir seront portés à la connaissance de la prochaine Assemblée Générale. Article 14. Indemnisation. La Société indemnisera tout Administrateur ou fondé de pouvoirs et leurs héritiers, exécuteurs testamentaires et administrateurs de biens pour tous dommages-intérêts, compensations et dépenses à leur charge ainsi que tous frais raisonnables qu'ils auraient encouru par suite ou en conséquence de leur comparution en tant que défendeurs dans des actions en justice, des procès ou des poursuites judiciaires que leur auront été intentés de par leur fonctions actuelles ou anciennes d'administrateur ou de fondé de pouvoirs de la Société, ou à la demande de la Société, de toute autre société dans laquelle la Société est actionnaire ou créancier exception faite pour les cas où ils auraient été déclarés coupables de négligence grave ou pour avoir

statuts coordonnés de “MILLICOM INTERNATIONAL CELLULAR S.A.” - 17 | P a g e Maître Danielle KOLBACH, notaire à Junglinster (Grand-Duché de Luxembourg) volontairement manqué à leurs devoirs envers la Société; en cas d'arrangement transactionnel, l'indemnisation ne portera que sur les matières couvertes par l'arrangement transactionnel et dans ce cas seulement si la Société est informée par son conseiller juridique que la personne à indemniser n'aura pas manqué à ses devoirs envers la Société. Le droit à indemnisation qui précède n'exclut pas pour les personnes susnommées le recours à d'autres droits auxquels elles pourraient prétendre. L'indemnisation par la Société inclura le droit pour la Société de payer ou rembourser les frais légaux raisonnables d'un défendeur avant que toute procédure ou investigation contre le défendeur ait résulte en un jugement final, une transaction ou conclusion, à condition que les Administrateurs de la Société aient décidé de bonne foi que les actions du défendeur ne constituaient pas des violations intentionnelles et délibérées de la loi et qu'ils ont repo un avis juridique pertinent à ce sujet. Article 15. Représentation de la Société. Vis-à-vis des tiers, la Société sera engagée par les signatures conjointes de deux Administrateurs, ou par la signature individuelle de la personne à laquelle la gestion journalière de la Société a été déléguée, dans le cadre de cette gestion journalière, ou par la signature conjointe ou par la signature individuelle de toutes personnes à qui un tel pouvoir de signature aura été délégué par le Conseil, mais seulement dans les limites de ce pouvoir. Article 16. Commissaire aux comptes. Les opérations de la Société seront surveillées par un ou plusieurs commissaires aux comptes, Actionnaires ou non. Le ou les commissaires aux comptes seront nommés par l'Assemblée Générale à la majorité simple des actions présentes ou représentées, qui déterminera leur nombre, pour une durée qui ne peut dépasser 6 (six) ans. Ils resteront en fonction jusqu'à ce que leurs successeurs soient élus. Ils sont rééligibles mais ils peuvent être révoqués à tout moment, avec ou sans motif, par une décision adoptée à une majorité simple des Actionnaires présents ou représentés. CHAPITRE IV.- ASSEMBLEE GENERALE DES ACTIONNAIRES. Article 17. Pouvoirs de l'Assemblée Générale. Toute Assemblée Générale régulièrement constituée représente l'ensemble des Actionnaires. Elle a tous les pouvoirs qui lui sont réservés par la Loi. Article 18. Le Conseil déterminera dans l'avis de convocation les formalités devant être observées par chaque Actionnaire pour être admis à l'Assemblée Générale. Article 19. Assemblée Générale annuelle. L'Assemblée Générale annuelle se réunit au Grand-Duché de Luxembourg endéans six (6) mois à compter de la clôture de l'exercice social approprié, au siège social de la Société ou à tel autre endroit au Luxembourg indiqué dans l'avis convoquant l'Assemblée Générale annuelle. Le/la président(e) de l'Assemblée Générale annuelle sera élu par les Actionnaires.

statuts coordonnés de “MILLICOM INTERNATIONAL CELLULAR S.A.” - 18 | P a g e Maître Danielle KOLBACH, notaire à Junglinster (Grand-Duché de Luxembourg) Article 20. Autres Assemblées Générales. De telles Assemblées Générales doivent être convoquées par le Conseil si les Actionnaires représentant au moins 10% du capital social de la Société le demandent. Article 21. Procédure, vote. Les Actionnaires seront convoqués par le Conseil ou par le ou le(s) commissaire(s) aux comptes conformément aux conditions fixées par la Loi. La convocation contiendra l'ordre du jour de l'Assemblée Générale. Si tous les Actionnaires sont présents ou représentés à l'Assemblée Générale et déclarent avoir eu connaissance de l'ordre du jour de l'Assemblée Générale, celle-ci peut se tenir sans convocations préalables. Un Actionnaire peut agir à une Assemblée Générale en nommant une autre personne qui ne doit pas nécessairement être Actionnaire comme son mandataire, par écrit, que ce soit par un original, un fax, ou un courriel auquel une signature électronique (valide selon le droit luxembourgeois) est apposée. Les Actionnaires ont la possibilité de voter par écrit (par le biais de bulletins de vote) sur les résolutions soumises à l'Assemblée Générale à la condition que les bulletins de vote écrits incluent (i) le nom, le prénom, l'adresse et la signature de l'Actionnaire concerné, (ii) l'indication des actions pour lesquelles l'Actionnaire exercera ce droit, (iii) l'agenda tel qu'indiqué dans la convocation écrite et (iv) les instructions de vote (approbation, refus, abstention) pour chaque point de l'agenda. Afin d'être pris en compte, les originaux ou copies électroniques des bulletins de vote doivent être reçus par la Société dans un délai décidé par le Conseil ou, en l'absence d'un délai prévu par le Conseil, au moins 72 (soixante-douze) heures avant l'Assemblée Générale en question. Le Conseil pourra autoriser les Actionnaires à exercer leurs droits de vote et participer à une Assemblée Générale par visio-conférence ou par le biais de moyens électroniques permettant leur identification. La participation des Actionnaires et l’exercice de leurs droits de vote par le biais de moyens électronique doit permettre que notamment une, plusieurs ou toutes les formes suivantes de participations soient respectées : a) Une transmission en temps réel de l'Assemblée Générale ; b) Une communication réciproque permettant aux Actionnaires de s'adresser à l'Assemblée Générale à distance ; et c) Un mécanisme de vote, soit avant ou pendant l'Assemblée Générale, ne nécessitant pas la nomination d'un mandataire physiquement présent à l'Assemblée Générale. Tout Actionnaire participant à une Assemblée Générale par ces moyens sera considéré présent au lieu de l'Assemblée Générale pour les besoins de quorum et de majorité. L'utilisation de ces moyens permettant aux Actionnaires de participer à l'Assemblée Générale pourront être soumis seulement à ces exigences qui sont nécessaires pour assurer l'identification des Actionnaires et la sécurité de la communication, et seulement dans la mesure où elles sont

statuts coordonnés de “MILLICOM INTERNATIONAL CELLULAR S.A.” - 19 | P a g e Maître Danielle KOLBACH, notaire à Junglinster (Grand-Duché de Luxembourg) proportionnelles pour atteindre ces objectifs. Le Conseil pourra déterminer les moyens électroniques et de visio-conférence référencés ci- dessus à l'article 21 paragraphe 5 et toutes les autres conditions qui devront être remplies afin de participer à l'Assemblée Générale conformément au droit applicable. Les Actionnaires auront à chaque Assemblée Générale droit à un vote pour chaque action. Aucun quorum n'est exigé pour une réunion de l'Assemblée Générale et les résolutions sont adoptées à une telle Assemblée Générale à la majorité simple des voix. Sauf disposition contraire de la Loi, une Assemblée Générale extraordinaire convoquée pour modifier toute disposition des Statuts ou pour le retrait des actions de la Société de la cotation dans une transaction de retrait de marché ne délibèrera pas valablement à moins qu'au moins la moitié du capital social ne soit représenté et que l'ordre du jour indique les modifications des Statuts proposées. Si la première de ces conditions n'est pas remplie, une deuxième Assemblée Générale extraordinaire peut être convoquée, de la manière prescrite par les Statuts ou la Loi. La deuxième Assemblée Générale extraordinaire délibèrera valablement indépendamment de la proportion du capital représentée. A l'occasion de ces deux Assemblées Générales extraordinaires, les résolutions, afin d'être valables, doivent être adoptées à la majorité des deux-tiers des votes exprimés. Les copies ou extraits des minutes des Assemblées Générales à produire devant la Cour seront signées par le/la Président(e) ou par deux Administrateurs. CHAPITRE V.- ANNEE SOCIALE, REPARTITION DES BENEFICES Article 22. Année sociale. L'année sociale de la Société commence le premier janvier et finit le dernier jour de décembre de chaque année sauf la première année sociale qui commence à la date de constitution de la Société et finit le dernier jour de décembre 1992. Le Conseil prépare les comptes annuels suivant les dispositions de la Loi et les pratiques comptables. Article 23. Affectation des bénéfices. Sur les bénéfices nets de la Société, il sera prélevé cinq pour cent (5%) pour la formation d'un fonds de réserve légale requis par la Loi. Ce prélèvement cesse d'être obligatoire lorsque et aussi longtemps que la réserve légale atteindra dix pour cent (10%) de la totalité de la valeur nominale du capital social émis de la Société. Sur recommandation du Conseil, l'Assemblée Générale décidera de l'affection du solde des bénéfices annuels nets. Elle peut décider de verser la totalité ou une partie du solde à un compte de réserve ou de provision, de le reporter à nouveau au prochain exercice social ou de le distribuer aux Actionnaires comme dividendes. Le Conseil peut procéder à un versement d'acomptes sur dividendes dans les conditions fixées par la Loi. Il déterminera le montant ainsi que la date de paiement de ces acomptes. Des dividendes peuvent être distribués à partir des profits nets non distribués reportés en avant des années précédentes. Les dividendes seront payés en dollars des États-Unis d'Amérique ou par

statuts coordonnés de “MILLICOM INTERNATIONAL CELLULAR S.A.” - 20 | P a g e Maître Danielle KOLBACH, notaire à Junglinster (Grand-Duché de Luxembourg) distribution gratuite d'actions de la Société ou autrement en nature tel que déterminé par les Administrateurs, et peuvent être payés aux dates arrêtées par le Conseil. Le paiement de dividendes sera fait aux Actionnaires à leur adresse indiquée dans le registre des Actionnaires. Aucun intérêt ne sera dû par la société sur des dividendes déclarés mais non réclamés. Les Actionnaires ont le droit de participer au profit de la société proportionnellement au montant libéré de valeur nominale de leurs actions. CHAPITRE VI.- DISSOLUTION, LIQUIDATION. Article 24. Dissolution, liquidation. La Société peut être dissoute par décision prise lors d'une Assemblée Générale statuant aux mêmes conditions de présence et de majorité que celles requises par l'article 20 des Statuts. Lors de la dissolution de la Société, la liquidation s'effectuera par les soins d'un ou de plusieurs liquidateurs nommés par l'Assemblée Générale qui déterminera leurs pouvoirs et leurs émoluments. Les actions comportent un droit au remboursement (à partir des avoirs disponibles pour la distribution aux Actionnaires) du montant du capital nominal libéré de ces actions et le droit de partager les avoirs supplémentaires dans le cadre d'une liquidation de la Société proportionnellement au montant libéré de la valeur nominale de ces actions. CHAPITRE VII.- LOI APPLICABLE. Article 25. Loi applicable. Toutes les matières qui ne sont pas régies par les présents Statuts seront réglées conformément à la Loi. Junglinster, November 13, 2025 On behalf of the Company: Me Danielle KOLBACH (notary) Junglinster, le 13 novembre 2025 Pour le compte de la Société: Maître Danielle KOLBACH (notaire)